UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2003
Date of Report (Date of earliest event reported)

WESTPOINT STEVENS INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-21496	36-3498354
(Commission File Number)	(I.R.S. Employer Identification No.)

507 WEST TENTH STREET, WEST POINT, GEORGIA 31833
(Address of principal executive offices) (Zip Code)

(706) 645-4000
(Registrants’ telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

On April 1, 2003, WestPoint Stevens issued a press release announcing a new $160 million Trade Receivables Program with Congress Financial Corporation. The Company also announced that it expects to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, by April 15, 2003. The Company’s financial statements could not be prepared by March 31, 2003, due to its negotiations with its lenders regarding the new Trade Receivables Program which were recently completed and its ongoing negotiations regarding an amendment to the Senior Credit Facility which will materially modify certain covenants contained in the Senior Credit Facility. The Company confirms that the negotiations with respect to the amendment of the Senior Credit Facility were not undertaken due to current liquidity needs of the Company.

Item 7. Financial Statements, ProForma Financial Information and Exhibits.

(a)     Financial Statements of Businesses Acquired

Not applicable.

(b)     Pro Forma Financial Information

Not applicable.

(c)     Exhibits

Exhibit No.	Description

99.1	Loan and Security Agreement, dated March 28, 2003, by and among WPS Receivables Corporation, WestPoint Stevens Inc., Congress Financial Corporation (Southern), The CIT Group/Commercial Services, Inc. and the Lenders from Time to Time Parties Hereto.

99.2	Second Amended and Restated Receivables Purchase Agreement, dated as of March 28, 2003, by and between WestPoint Stevens Inc. and WPS Receivables Corporation.

99.3	Press release, dated April 1, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTPOINT STEVENS INC. (Registrant)

	By:	/s/ Christopher N. Zodrow Christopher N. Zodrow Vice President and Secretary

Date: April 1, 2003

Exhibit Index

Exhibit No.	Description

99.1	Loan and Security Agreement, dated March 28, 2003, by and among WPS Receivables Corporation, WestPoint Stevens Inc., Congress Financial Corporation (Southern), The CIT Group/Commercial Services, Inc. and the Lenders from Time to Time Parties Hereto.

99.2	Second Amended and Restated Receivables Purchase Agreement, dated as of March 28, 2003, by and between WestPoint Stevens Inc. and WPS Receivables Corporation.

99.3	Press release, dated April 1, 2003.